Exhibit 99.1

Rafael Holdings Reports Fourth Quarter and Full Year Fiscal 2023 Financial Results

Company positions itself to generate value for its stockholders by curtailing expenses while increasing investment in strategic opportunities

NEWARK, NJ – October 30, 2023 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the fourth quarter and full year of fiscal 2023 - the three and twelve months ended July 31, 2023.

“During fiscal 2023, we made meaningful progress toward expanding our portfolio through strategic investments in companies which have the potential to generate value for our stockholders. We greatly curtailed our expenses with the suspension of activities at Barer Institute while increasing our liquidity by selling our principal real estate holding for $33 million in net proceeds,” said Bill Conkling, CEO of Rafael Holdings. “We continue to believe that the current dislocation in the capital markets and in particular the biotech industry makes this a particularly opportune time for us. Notably, during this period we invested in Cyclo Therapeutics (Nasdaq: CYTH) in support of its Phase 3 registrational clinical trial for patients with Niemann-Pick Disease Type C and in in Day Three Laboratories, a company which reimagines existing cannabis offerings with pharmaceutical-grade technology and innovation.”

Rafael Holdings, Inc. Fourth Quarter Fiscal Year 2023 Financial Results

As of July 31, 2023, we had cash, cash equivalents and marketable securities of $79.2 million.

For the three months ended July 31, 2023, we incurred net income from continuing operations of $1.3 million, or $0.06 per share. For the same period in the prior year, we incurred a net loss from continuing operations of $4.6 million, or $0.24 per share.

Research and development expenses were $1.3 million for the quarter compared to $1.8 million in the year ago period. The year over year reduction in spending is due to the winding down of early-stage programs, including at Barer Institute.

Our general and administrative expenses from continuing operations were $1.4 million for the three months ended July 31, 2023, which includes $0.5 million in non-cash stock-based compensation expense. For the same period in the prior year, general and administrative expenses were $3.0 million which included $1.0 million in non-cash stock-based compensation expense.

Rafael Holdings, Inc. Full Year Fiscal Year 2023 Financial Results

For the twelve months ended July 31, 2023, we incurred a net loss from continuing operations of $8.7 million, or $0.36 per share. For the same period in the prior year, we incurred a net loss from continuing operations of $140.5 million, or $6.22 per share, which included a $25 million loss on the write-off of a receivable pursuant to a line of credit, a loss of $10.1 million on the write-off of a related party receivable and a $79.1 million charge for the impairment of our investment in Cornerstone Pharmaceuticals, Inc.

Research and development expenses were $6.3 million for the twelve months ended July 31, 2023, which includes $0.5 million in severance costs. For the same period in the prior year, research and development expenses were $8.7 million.

Our general and administrative expenses were $8.9 million for the twelve months ended July 31, 2023, which includes $0.4 million in severance costs as well as $2.1 million net of non-cash stock-based compensation expense. For the same period in the prior year, general and administrative expenses were $17.0 million which included $5.9 million in severance costs as well as a net, non-cash credit of $1.5 million of stock-based compensation expense.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including an investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, a majority equity interest in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, the Barer Institute Inc., a wholly-owned preclinical cancer metabolism research operation, an investment in Cyclo Therapeutics Inc. (Nasdaq: CYTH), a clinical-stage biotechnology company dedicated to developing life-changing medicines for patients and families living with challenging diseases through its lead therapeutic asset, Trappsol® Cyclo™, an investment in Day Three Labs, Inc., a company which reimagines existing cannabis offerings with pharmaceutical-grade technology and innovation like Unlokt™ to bring to market better, cleaner, more precise and predictable products in the cannabis industry, and a majority interest in Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries. The Company’s primary focus is to expand our investment portfolio through opportunistic and strategic investments including therapeutics which address high unmet medical needs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; clinical trials of product candidates may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2023, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

# # #

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(audited, in thousands, except share and per share data)

	July 31, 2023	July 31, 2022

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$21,498	$26,537
Available-for-sale securities	57,714	36,698
Interest receivable	387	140
Convertible note receivable, related party	1,921	-
Trade accounts receivable, net of allowance for doubtful accounts of $245 and $197 at July 31, 2023 and July 31, 2022, respectively	213	157
Prepaid expenses and other current assets	914	4,621
Assets held for sale	-	40,194
Investment in equity securities	294	40,194
Total current assets	82,941	148,541

Property and equipment, net	1,695	1,770
Investments – Other Pharmaceuticals	65	477
Investments – Hedge Funds	4,984	4,764
Investments – Day Three Labs Inc.	2,797	-
Investments – Cyclo Therapeutics Inc.	4,763	-
In-process research and development and patents	1,575	1,575
Other assets	9	1,387

TOTAL ASSETS	$98,829	$158,514

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$333	$564
Accrued expenses	763	1,875
Other current liabilities	1,023	3,518
Due to related parties	26	69
Note payable, net of debt issuance costs	-	15,000
Total current liabilities	2,145	21,026

Other liabilities	55	88
TOTAL LIABILITIES	$2,200	$21,114

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2023 and July 31, 2022, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,635,709 issued and 23,490,527 outstanding as of July 31, 2022, and 23,712,449 issued and 23,687,964 outstanding as of July 31, 2022	236	237
Additional paid-in capital	264,010	262,023
Accumulated deficit	(167,333)	(165,457)
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(353)	(63)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,725	3,767
Total equity attributable to Rafael Holdings, Inc.	100,293	100,515
Noncontrolling interests	(3,664)	(3,309)
TOTAL EQUITY	$96,629	$97,206

TOTAL LIABILITIES AND EQUITY	$98,829	$118,320

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	(unaudited)		(audited)
	For the three months ended		For the the twelve months ended
	7/31/2023	7/31/2022	7/31/2023	7/31/2022
Revenues	$68	$69	$279	$410

SG&A Expenses	1,395	3,048	8,932	16,978
R&D Expenses	1,266	1,841	6,312	8,742
Depreciation and amortization	18	18	78	72
Provision for loss on receivable pursuant to line of credit	-	-	-	25,000
Provision for losses on related party receivables	-	-	-	10,095

Operating Loss	(2,611)	(4,838)	(15,043)	(60,477)
Impairment of cost method investment - Cornerstone Pharmaceuticals	-	-	-	(79,141)
Unrealized (loss) gain on investments - Hedge Funds	100	80	220	(504)
Impairment of investments - Other Pharmaceuticals	17	-	(334)	-
Unrealized gain on investments - Cyclo Therapeutics Inc.	2,663	-	2,663	-
Other, net	1,294	113	3,749	150
Loss before Incomes Taxes	1,463	(4,645)	(8,745)	(139,972)
Taxes	(4)	6	255	-
Equity in loss of Day Three Labs Inc.	(203)	-	(203)	-
Equity loss in equity of RP Finance	-	-	-	(575)
Consolidated net income (loss) from continuing operations	1,256	(4,639)	(8,693)	(140,547)

Discontinued Operations
Loss from operations related to 520 Broad Street, net of tax	(65)	(214)	(306)	(1,830)
Gain on disposal of 520 Property	-	-	6,784	-
Income (loss) on discontinued operations	(65)	(214)	6,478	(1,830)

Net (income) loss	1,191	(4,853)	(2,215)	(142,377)
Net (loss) attributable to noncontrolling interests	(28)	(69)	(339)	(17,719)
Net income (loss) attributable to Rafael Holdings, Inc.	$1,163	$(4,784)	$(1,876)	$(124,658)

Continuing operations loss per share
Net income (loss) from continuing operations	1,256	(4,639)	(8,693)	(140,547)
Net loss attributable to noncontrolling interests	(28)	(69)	(339)	(17,719)
Numerator for loss per share from continuing operations	$1,284	$(4,570)	$(8,354)	$(122,828)

Discontinued operations loss per share
Net income (loss) from discontinued operations	$(65)	$(214)	$6,478	$(1,830)

Income (loss) per share
Continuing operations - basic and diluted	0.06	(0.24)	(0.36)	(6.22)
Discontinued operations - basic and diluted	(0.00)	(0.01)	0.28	(0.09)
Income (loss) per basic common share	$0.06	$(0.24)	$(0.08)	$(6.31)

Weighted average shares in calculation	22,263,211	19,767,342	22,263,211	19,767,342